UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 23, 2007

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

6539 Dumbarton Circle

Fremont California 94555

(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of 2005 Equity Incentive Plan

On April 23, 2007, at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Versant Corporation (the “Company”), the Company’s shareholders approved an amendment to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) increasing the number of shares of Common Stock reserved for issuance under the 2005 Plan from 455,685 shares to 655,685 shares, an increase of 200,000 shares.  The Company’s Board of Directors (the “Board”) approved this amendment to the 2005 Plan on December 21, 2006, effective upon shareholder approval at the Annual Meeting.   The Company’s executive officers are eligible to participate in the 2005 Plan under the same terms and conditions as other plan participants.

The Company previously filed the 2005 Plan, as amended, as Exhibit 10.01 to a Form 8-K that the Company filed with the Securities and Exchange Commission on April 16, 2007.

Amendment of 2005 Employee Stock Purchase Plan

On April 23, 2007, at the Annual Meeting the Company’s shareholders also approved an amendment to the Company’s 2005 Employee Stock Purchase Plan (the “Purchase Plan”) increasing the number of shares of Common Stock reserved for issuance under the Purchase Plan from 44,743 shares to 94,743 shares, an increase of 50,000 shares.  The Board approved this amendment to the Purchase Plan on December 21, 2006, effective upon shareholder approval at the Annual Meeting.  The Company’s executive officers are eligible to participate in the 2005 Plan under the same terms and conditions as other plan participants.

Item 9.01:              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.01	Versant Corporation’s 2005 Employee Stock Purchase Plan, as amended through December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION
Date: April 26, 2007	By: /s/ Jerry Wong
Jerry Wong, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.01	Versant Corporation’s 2005 Employee Stock Purchase Plan, as amended through December 21, 2006